SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 3, 1999


                           COPLEY PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


         0-20126                                         04-2514637
(Commission File Number)                     (IRS Employer Identification No.)


      25 John Road
    Canton, Massachusetts                                 02021
(Address of principal executive offices)                (Zip Code)


                                (781) 821-6111
              (Registrant's telephone number, including area code)



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Item 5.           Other Events.

On February 8, 1999, Copley Pharmaceutical, Inc. announced that Charles T. Lay joined its Board of Directors on February 3, 1999. With Mr. Lay's appointment, Copley's Board of Directors comprises nine members, including a full complement of three Independent Directors. Mr. Lay, the Company's second recent Independent Board appointment, joins Jess G. Thoene, M.D., of the University of Michigan School of Medicine, appointed in October 1998 and Robert P. Cook as Independent Directors.

Until December 1998, Mr. Lay, 58, was President and CEO of Geneva Pharmaceuticals, Inc., the U.S. generic drug subsidiary of Novartis AG. During his tenure at Geneva, Mr. Lay directed the company's growth, resulting in its becoming the second largest generic pharmaceutical company in the U.S. Revenue during Mr. Lay's period of leadership tripled to $300 million and profits grew ten-fold.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE                            COPLEY PHARMACEUTICAL, INC.

February 8, 1999                /s/ Daniel M. P. Caron
                                Vice President Finance, Chief Financial
                                Officer and Treasurer
                                (Principal Financial Officer)